As filed with the Securities and Exchange Commission on March 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

CANADA GOOSE HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

250 Bowie Avenue

Toronto, Ontario, Canada, M6E 4Y2

(Address, Including Zip Code, of Principal Executive Offices)

Omnibus Incentive Plan

Employee Share Purchase Plan

Amended and Restated Stock Option Plan

(Full Title of the Plan)

David M. Forrest

Vice President, Legal

250 Bowie Avenue

Toronto, Ontario, Canada, M6E 4Y2

Telephone: (416) 780-9850

(Name, Address and Telephone Number, Including Area Code, of Agent for Service

with copies to:

Thomas Holden Ropes & Gray LLP 3 Embarcadero Center San Francisco, California 94111-4006 (415) 315-6300	Robert Carelli Stikeman Elliott LLP 1155 Blvd René-Lévesque West Montreal, Quebec, Canada H3B 3V2 (514) 397-3000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed Maximum Aggregate offering price	Amount of registration fee
Omnibus Incentive Plan, subordinate voting shares, no par value	4,600,340	$17.13(3)	$78,780,823	$9,131
Employee Share Purchase Plan, subordinate voting shares, no par value	500,000	$17.13(3)	$8,562,500	$993
Amended and Restated Stock Option Plan, subordinate voting shares, no par value	5,881,331(2)	$1.63(4)	$9,588,704	$1,112
Total	10,981,671	N/A	$96,932,026	$11,236

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional subordinate voting shares that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.
(2)	Represents the aggregate number of subordinate voting shares underlying options previously granted under the Amended and Restated Stock Option Plan.
(3)	Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low sale prices per subordinate voting share on New York Stock Exchange as of a March 16, 2017.
(4)	The proposed maximum aggregate offering price for shares issuable pursuant to the Amended and Restated Stock Option Plan consists of $9,588,704 payable in respect of 5,881,331 shares subject to options at a weighted-average exercise price of $1.63 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Canada Goose Holdings Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)	The Company’s Prospectus dated March 15, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Company’s Registration Statement on Form F-1, as amended (Registration No. 333-216078); and

(2)	The description of the Company’s subordinate voting shares, no par value, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 7, 2017, and any other amendments or reports filed for the purpose of updating such description (File No. 001-37404).

All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 159 to 164 of the BCBCA authorize companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) unless such individual did not act honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if such individual did not have reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Upon completion of this offering, our articles will provide that we shall indemnify directors and officers to the extent required or permitted by law.

Prior to the completion of this offering, we intend to enter into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an

Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Canada Goose Holdings Inc. (previously filed as Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

4.2	Form of Canada Goose Holdings Inc. Amended and Restated Stock Option Plan (previously filed as Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

4.3	Form of Omnibus Incentive Plan of Canada Goose Holdings Inc. (previously filed as Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

4.4	Form of Employee Share Purchase Plan (previously filed as Exhibit 10.29 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

5.1	Opinion of Stikeman Elliott LLP

23.1	Consent of Deloitte LLP

23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada on this 17th day of March, 2017.

CANADA GOOSE HOLDINGS INC.

By:	/s/ Dani Reiss
Name:	Dani Reiss
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Canada Goose Holdings Inc. hereby appoint Dani Reiss as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Canada Goose Holdings Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dani Reiss	President and Chief Executive Officer and	March 17, 2017
Dani Reiss	Director (Principal Executive Officer)

/s/ John Black	Chief Financial Officer (Principal Financial	March 17, 2017
John Black	Officer)

/s/ David Allen	Vice President, Corporate Controller	March 17, 2017
David Allen	(Controller)

/s/ Ryan Cotton	Director and Authorized Representative in the	March 17, 2017
Ryan Cotton	United States

/s/ Joshua Bekenstein	Director	March 17, 2017
Joshua Bekenstein

/s/ Stephen Gunn	Director	March 17, 2017
Stephen Gunn

/s/ Jean-Marc Huët	Director	March 17, 2017
Jean-Marc Huët

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Articles of Canada Goose Holdings Inc. (previously filed as Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

4.2	Canada Goose Holdings Inc. Stock Option Plan (previously filed as Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

4.3	Omnibus Incentive Plan of Canada Goose Holdings Inc. (previously filed as Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

4.4	Employee Share Purchase Plan (previously filed as Exhibit 10.29 to the registration statement on Form F-1 (File No. 333-216078) and incorporated herein by reference)

5.1	Opinion of Stikeman Elliott LLP

23.1	Consent of Deloitte LLP

23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)